Exhibit 1.A(8)(b)(xxxviii)

AMENDMENT TO THE PARTICIPATION AGREEMENT

This Agreement is made by and among Security Life of Denver Insurance Company ("Company"), M Fund, Inc. ("Fund") and M Financial Investment Advisers, Inc. ("Adviser") (collectively, the "Parties").

     WHEREAS, the Parties executed a Participation Agreement dated December 1, 2000 (the "Participation Agreement") governing how shares of the Funds portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the Parties have agreed that it is in their interests to add additional Contracts and funding options to the Participation Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The participation Agreement is hereby amended by substituting for the current Schedule 1 an amended Schedule 1 in the form attached hereto which adds Strategic Advantage to the list of Contracts subject to the Participation Agreement.
  The Participation Agreement is hereby amended by substituting for the current Schedule 2 an amended Schedule 2 in the form attached hereto which adds certain Contracts and investment options to the list of those funding the Separate Accounts.
M FUND, INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President	M FINANCIAL INVESTMENT ADVISERS INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President

SECURITY LIFE OF DENVER INSURANCE COMPANY By: /s/ Jim Livingston Name:Jim Livingston Title: Executive Vice President

Schedule 1 - Amendment

Effective as of May 1, 2001, the following separate accounts of the Company and Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

Name on Account	Type of Product Supported by Account	Name of Product
Security Life Separate Account M1	Variable Universal Life	Magnastar
Security Life Separate Account L1	Variable Universal Life	FirstLine
Security Life Separate Account L1	Variable Universal Life	FirstLine II
Security Life Separate Account L1	Variable Universal Life	Strategic Advantage II
Security Life Separate Account L1	Variable Universal Life	Asset Portfolio Manager
Security Life Separate Account L1	Variable Universal Life	Variable Survivorship
Security Life Separate Account L1	Variable Universal Life	Estate Designer
Security Life Separate Account L1	Variable Universal Life	Corporate Benefits

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.

M FUND, INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President	SECURITY LIFE OF DENVER INSURANCE COMPANY By: /s/ Jim Livingston Name: Jim Livingston Title: Executive Vice President

M FINANCIAL INVESTMENT ADVISERS INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President

Schedule 2 - Amendment

Effective as of May 1, 2001, this Schedule 2 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

Contract Marketing Name:
     Magnastar Variable Universal Life
     FirstLine Variable Universal Life
     FirstLine II Variable Universal Life
     Strategic Advantage II Variable Universal Life
     Asset Portfolio Manager Variable Universal Life
     Variable Survivorship Universal Life
     Estate Designer Variable Universal Life
     Corporate Benefits Variable Universal Life

M Fund, Inc. Fund Series:
     Brandes International Equity Fund
     Clifton Enhanced U.S. Equity Fund
     Frontier Capital Appreciation Fund
     Turner Core Growth Fund

Other Funding Vehicles:
     AIM Variable Insurance Funds
     The Alger American Fund
     Fidelity Variable Insurance Products Fund (I&II)
     The GCG Trust
     INVESCO Variable Investment Funds, Inc.
     Janus Aspen Series
     Neuberger Berman Advisers Management Trust
     Van Eck Worldwide Insurance Trust

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President	SECURITY LIFE OF DENVER INSURANCE COMPANY By: /s/ Jim Livingston Name: Jim Livingston Title: Executive Vice President

M FINANCIAL INVESTMENT ADVISERS INC. By: /s/ Daniel F. Byrne Name: Daniel F. Byrne Title: President